Exhibit 5.1
June 17, 2022

Pixelworks, Inc.
16760 SW Upper Boones Ferry Road, Suite 101
Portland, Oregon 97224

Ladies and Gentlemen:
We have acted as Oregon counsel to Pixelworks, Inc., an Oregon corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of 1,850,000 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), which may be issued pursuant to the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan (as amended effective April 11, 2022) (the "Incentive Plan").
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Incentive Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or scanned copies and the authenticity of the originals of such latter documents.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the corporate law of the State of Oregon. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Tonkon Torp LLP

TPP/ARS